UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 31, 2006
Date of Report (Date of earliest event reported)

Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51461	04-3174345
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01      Entry into a Material Definitive Agreement
On January 31, 2006, Richard M. Darer, Vice President and Chief Financial Officer of Unica Corporation (the “Company”), entered into a Transition Agreement (the “Transition Agreement”) with the Company. Pursuant to the terms of the Transition Agreement, Mr. Darer has agreed to remain employed as the Company’s Vice President and Chief Financial Officer from January 31, 2006 until his resignation as Vice President and Chief Financial Officer on February 28, 2006 and remain employed thereafter until his resignation as an employee on March 15, 2006 (“Contractual Period”). During the Contractual Period, Mr. Darer will continue to receive the same base salary, fringe benefits and stock option vesting that he was entitled to immediately prior to executing the Transition Agreement. In the event that the Company chooses a successor to Mr. Darer as Vice President and Chief Financial Officer prior to February 28, 2006, Mr. Darer will resign as Vice President and Chief Financial Officer but remain employed to assist in the transition until March 15, 2006. In the event the Company wishes to retain Mr. Darer’s services after March 15, 2006 to assist in the transition process, Mr. Darer agrees to do so under a mutually acceptable consulting agreement at a mutually agreed upon hourly rate of pay. Mr. Darer will receive bi-monthly payments commencing the next regularly scheduled pay cycle following the date the release of claims becomes binding upon him for a period nine (9) months in the total gross amount of $145,000. He will also receive a bonus for the Company’s 2006 first quarter under the Company’s Executive Bonus Plan, provided that the Company meets its financial targets or the board of directors of the Company at its discretion awards a bonus to all other participants in the Executive Bonus Plan. In addition, Mr. Darer will be eligible to receive a performance bonus of $7,500, provided that he competently performs his duties pursuant to the Transition Agreement, as determined by the Company’s Vice President of Human Resources. The Company will also pay up to $3,000 for executive services through December 1, 2006, and up to $2,000 in completed executive education coursework where the expense reimbursement claim is received by the Company by September 30, 2006. In addition, if Mr. Darer timely elects medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the Company portion of the monthly premium payments. The provisions of Mr. Darer’s non-compete agreement he executed on March 11, 2002 remain in full force and effect.
Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Pursuant to the terms of the Transition Agreement referred to in Item 1.01 of this Current Report on Form 8-K, Richard M. Darer, Vice President and Chief Financial Officer of the Company, has agreed to remain employed as the Company’s Vice President and Chief Financial Officer from January 31, 2006 until his resignation as Vice President and Chief Financial Officer on February 28, 2006 and his resignation as an employee on March 15, 2006. From March 1, 2006 until March 15, 2006, Mr. Darer shall remain an employee of the Company. In the event that the Company chooses a successor to Mr. Darer as Vice President and Chief Financial Officer prior to February 28, 2006, Mr. Darer agrees to resign as Vice President and Chief Financial Officer.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION
February 3, 2006	By:	/s/ Yuchun Lee
Yuchun Lee
Chief Executive Officer, President and Chairman

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